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                   Consulting Agreement dated October 5, 1997
                    between the Company and First Taconic
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                       FIRST TACONIC CAPITAL CORPORATION
                         654 Madison Avenue, Suite 901
                           New York, New York  10021
                           Facsimile (212) 348-0117


                                                               October 5, 1996


PERSONAL AND CONFIDENTIAL

Mr. Andrew Chesler
Chairman and CEO
AQUAGENIX, INC.
6500 Northwestr 15th Avenue
Fort Lauderdale, FL  33309

Dear Mr. Chesler:

      This letter confirms our agreement regarding your engagement and retention of First Taconic Capital Corporation, a New York Corporation or its assigns ("FTC") to provide, on a non-exclusive basis, financial advisory services in connection with the general corporate and operational development of Aquagenix, Inc. (the "Company").

      The Company agrees that in the course of our engagement hereunder, we will rely entirely upon information supplied by the Company, which information the Company hereby warrants shall be complete and accurate in all material respects and not misleading. Accordingly, we assume no responsibility and the Company agrees that it shall be solely responsible for the accuracy or completeness of such information and we will not conduct any independent valuation or due diligence review of the Company. All material non-public information concerning the Company which is given to us will be used solely in the course of the performance of our services hereunder and will be treated confidentially by us for so long as it remains non-public. Except as otherwise required by law or in the performance of our services hereunder, we will not disclose such information to any third party.

      We understand that the Company is considering the following items:

      o     securing up to $5 Million of senior debt;
      o     securing up to $5 Million of an equity investment;
      o     refinancing its subordinated debt on more favorable terms;
      o     selling a block of 250,000 shares;
      o     effecting the exercise of the Company's warrants;
      o     attracting active market makers and institutional investors;
      o     growing through acquisitions and internal business development;

Mr. Andrew Chelser
October 5, 1996
Page 2


      o     attracting  quality-management  and, if appropriate,  board members;
            and
      o     divesting non-core assets.

      Accordingly, FTC's initial financial advisory services will be focused on the above items.

1. FEES: The Company shall pay to us, or cause us or our designee, to be paid, for the financial advisory services rendered under this Agreement, the following:

      (a)   A non-refundable $1,500 monthly retainer, beginning January 1, 1997.

      (b) In addition, the Company shall issue 100,000 warrants to FTC, subject to board approval of Aquagenix, Inc.

      (c) In addition, FTC shall receive standard success fees associated with the transactions being effected. The terms of such fees shall be mutually agreed upon at the appropriate time.

2. EXPENSES: In addition to the fees that are payable to us hereunder and regardless of whether a Sale Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse us for our reasonable out-of-pocket expenses incurred in connection with our engagement hereunder. All individual expenses over $500.00 shall be pre-approved by the Company's Chairman.

3. TERM OF ENGAGEMENT: The term of this Agreement is for 180 days and will automatically extend each month thereafter unless terminated. This Agreement may be cancelled by the Company or by us at any time with or without cause upon thirty (30) days prior written notice to the other party. Regardless of the date of termination, FTC shall be entitled to its full fees described in Section 1 in the event a Transaction is completed by the Company within one year of termination. Sections 2, 4, 5 and 6 (entitled Expenses, Public References, Indemnification and Jurisdiction, respectively) of this Agreement shall survive termination indefinitely.

4. PUBLIC REFERENCES: The Company acknowledges that all opinions and advice (written or oral) provided by us to the Company pursuant to this engagement are intended solely for the benefit and use of the Company (including its management, directors and advisers) and the Company agrees that no such opinion or advice shall be used, reproduced, disseminated, quoted or referred to any time, in any manner or for any purpose, nor shall any public references to us or our affiliates be made by the Company, without our prior written consent.




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Mr. Andrew Chelser
October 5, 1996
Page 3


5. INDEMNIFICATION: The Company agrees to indemnify and hold harmless First Taconic Capital Corporation and its affiliates, the respective directors, officers, agents and employees of FTC and its affiliates and each other person, if any, controlling FTC or its affiliates from and against any and all losses, claims, damages, or liabilities (or actions in respect thereof) related to or arising out of any transaction contemplated by this Agreement, our engagement pursuant to this Agreement or the services to be performed by us in connection therewith, and will reimburse FTC and any other party entitled to be indemnified hereunder for all expenses (including fees and expenses of counsel) as they are incurred by us or any such other indemnified party in connection with pending or threatened litigation, and whether or not FTC is a party to such action, claim or pending or threatened litigation.

      The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses that result directly from any indemnified party's gross negligence in performing the services which are the subject of this Agreement. The Company also agrees that neither FTC, nor any of its affiliates nor any director, officer, employee, member, or agent of FTC or any of its affiliates shall have liability (whether direct or indirect, in contract or tort or otherwise) to the Company in connection with any transaction, our engagement pursuant to this Agreement, or the services performed by us in connection therewith except for any liability for such losses, claims, damages, or expenses incurred by the Company that result directly from our gross negligence in performing the services which are the subject of this Agreement.

      If for any reason indemnification is unavailable to us or is insufficient to hold us harmless, then the Company shall contribute to the amount paid or payable by FTC as a result of such loss, claim, damage or liability in proportions as is appropriate to reflect not only the relative benefits received by the Company on the one hand and us on the other hand but also the relative fault of the Company and us, as well as any other relevant equitable consideration. Notwithstanding the foregoing, under no circumstances shall our aggregate contribution to any losses, claims, liabilities, damages and expense with respect to which contribution is available hereunder exceed the amount of fees actually received by us hereunder.

6. JURISDICTION: This Agreement is being executed by us in the State of Florida and it is understood that we will perform substantially all of the required services hereunder in that state. Accordingly, the Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by, and construed, interpreted and enforced in accordance with the internal laws, ad not the law of conflicts of law, of the State of Florida. The Company hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Florida for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (and the Company agrees not to commence any action, suit or proceeding relating thereto except in such courts).




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Mr. Andrew Chelser
October 5, 1996
Page 4


      This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communication, understandings and agreements between parties hereto. This Agreement cannot be modified or changes, nor can any of its provisions be waived, except by written agreement signed by both parties. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

      Please confirm that the foregoing is in accordance with your understanding by signing and returning the duplicate of this letter to the undersigned. We look forward to working with you on this assignment.

                                    Yours sincerely,

                                    First Taconic Capital Corporation



                                    /s/ Michael Elinsky
                                    --------------------------------------------
                                    Michael Elinsky, Principal

ACCEPTED AND AGREED TO:

Aquagenix, Inc.



/s/ Andrew P. Chesler
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Andrew P. Chesler, Chairman

Date:    October 5, 1996
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